Exhibit 21.1

Builders FirstSource, Inc.
Subsidiaries

Builders FirstSource, Inc. (Delaware)
Builders FirstSource, Inc. SUBSIDIARIES
Builders FirstSource Financing, Inc. (Delaware)
Builders FirstSource — Northeast Group, LLC (Delaware)
Builders FirstSource — Texas GenPar, LLC (Delaware)
Builders FirstSource — MBS, LLC (Delaware)
Builders FirstSource — Texas Group, L.P. (Texas)
BFS Texas, LLC (Delaware)
BFS IP, LLC (Delaware)
Builders FirstSource — South Texas, L.P. (Texas)
Builders FirstSource — Intellectual Property, L.P. (Texas)
Builders FirstSource — Texas Installed Sales, L.P. (Texas)
Builders FirstSource Holdings, Inc. (Delaware)
Builders FirstSource — Dallas, LLC (Delaware)
Builders FirstSource — Florida, LLC (Delaware)
Builders FirstSource — Florida Design Center, LLC (Delaware)
Builders FirstSource — Ohio Valley, LLC (Delaware)
BFS, LLC (Delaware)
Builders FirstSource — Atlantic Group, LLC (Delaware)
Builders FirstSource — Southeast Group, LLC (Delaware)
CCWP, Inc. (South Carolina)
Builders FirstSource — Raleigh, LLC (Delaware)
Builders FirstSource — Colorado Group, LLC (Delaware)
Builders FirstSource — Colorado, LLC (Delaware)